Exhibit 10.9











                                OPTION AGREEMENT

                                     BETWEEN

                     KANSAS CITY TV 62 LIMITED PARTNERSHIP,
                                    as Seller

                                       and

                          THE INDIVIDUALS NAMED HEREIN,
                      ON BEHALF OF AN ENTITY TO BE FORMED,
                                    as Buyer

                                   DATED AS OF

                                  MAY 24, 1994

                                TABLE OF CONTENTS

                                                                                                              Page No
                                                                                                              -------

ARTICLE I

GRANT OF OPTION; GENERAL TERMS OF SALE............................................................................2
         1.1      Option Grant; Assets Covered....................................................................2
                  (a)      FCC Authorizations.....................................................................3
                  (b)      Tangible Personal Property.............................................................3
                  (c)      Real Property..........................................................................3
                  (d)      Agreements for Sale of Time............................................................3
                  (e)      Program Contracts......................................................................3
                  (f)      Other Contracts........................................................................3
                  (g)      Trade-marks, etc.......................................................................3
                  (h)      Programming Copyrights.................................................................3
                  (i)      FCC Records............................................................................4
                  (j)      Files and Records......................................................................4
                  (k)      Goodwill...............................................................................4
                  (l)      Prepaid items..........................................................................4
                  (m)      Cash...................................................................................4
                  (n)      Receivables and Other Claims...........................................................4
         1.2      Excluded Assets.................................................................................4
                  (a)      Excluded Personal Property.............................................................4
                  (b)      Insurance..............................................................................4
                  (c)      Name...................................................................................5
                  (d)      Certain Contracts......................................................................5
                  (e)      Corporate Books and Records............................................................5
                  (f)      Other Books and Records................................................................5
                  (g)      Transaction Documents..................................................................5
                  (h)      Pension Assets, Etc....................................................................5
         1.3      Option Exercise.................................................................................5
         1.4      Liabilities.....................................................................................5
                  (a)      Release of Certain Liens...............................................................6
                  (b)      Assumption of Liabilities Generally....................................................6
                  (c)      Certain Advances.......................................................................6

ARTICLE II

 CLOSING..........................................................................................................7
         2.1      Exercise Price..................................................................................7
                  (a)      Payment................................................................................7
                  (b)      Allocation of Cash Purchase Price......................................................7
         2.2      The Closing.....................................................................................7


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         2.3      Deliveries at Closing...........................................................................7
                  (a)      Deliveries by Sellers..................................................................8
                  (b)      Deliveries by Buyer....................................................................8
ARTICLE III

[RESERVED]........................................................................................................9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................................9
         4.1      Incorporation...................................................................................9
         4.2      Corporate Action................................................................................9
         4.3      No Defaults.....................................................................................9
         4.4      Brokers........................................................................................10

ARTICLE V

COVENANTS OF SELLER..............................................................................................10
         5.1      Covenants of Seller Generally..................................................................10
                  (a)      Operation in Ordinary Course..........................................................10
                  (b)      Restrictions..........................................................................10
                  (c)      Organization/Goodwill.................................................................11
                  (d)      Access to Facilities, Files, and Records.  Buyers' Access Generally...................11
                  (e)      Notice of Proceedings.................................................................11
                  (f)      Notice of Certain Developments........................................................11
                  (g)      No Premature Assumption of Control....................................................12
         5.2      Covenants of Seller during Exercise Period.....................................................12
                  (a)      Application for Commission Consent....................................................12
                  (b)      Consents..............................................................................12
                  (c)      Consummation of Sale..................................................................12
                  (d)      Hart-Scott-Rodino.....................................................................13
ARTICLE VI

COVENANTS OF BUYER...............................................................................................13
         6.1      Covenants of Buyer Generally...................................................................13
         6.2      Covenants of Buyer during Exercise Period......................................................13

ARTICLE VII

CONDITIONS TO SELLER'S OBLIGATIONS ON THE CLOSING DATE...........................................................13
         7.1      Representations, Warranties, Covenants.........................................................14
         7.2      Proceedings....................................................................................14
         7.3      FCC Authorization..............................................................................14


                                       ii

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         7.4      Hart-Scott-Rodino..............................................................................14
         7.5      Other Instruments..............................................................................14
         7.6      Existing Station Indebtedness..................................................................15

ARTICLE VIII

REMEDIES.........................................................................................................15
         8.1      Bulk Sales Indemnity...........................................................................15
         8.2      Limitation of Recourse.........................................................................15
         8.3      Acknowledgment by Buyer........................................................................15

ARTICLE IX

POST-CLOSING MATTERS.............................................................................................16
         9.1      Corporate Name.................................................................................16
         9.2      Post-Sale Employee Matters.....................................................................16
                  (a)      Post-Closing Employment Generally.....................................................16
                  (b)      Notice to Continuing Employees........................................................16
                  (c)      Responsibility for Termination Costs..................................................16

ARTICLE X

TERMINATION/MISCELLANEOUS........................................................................................16
         10.1     Termination of Agreement Prior to the Closing Date.............................................16
                  (a)      By Seller.............................................................................17
                  (b)      By Buyer..............................................................................17
         10.2     Liabilities Upon Termination...................................................................17
         10.3     Expenses.......................................................................................17
         10.4     Assignments....................................................................................17
         10.5     Further Assurances.............................................................................18
         10.6     Notices........................................................................................18
         10.7     Captions.......................................................................................19
         10.8     Law Governing..................................................................................19
         10.9     Consent to Jurisdiction, Etc...................................................................19
         10.10    Waiver of Provisions...........................................................................20
         10.11    Counterparts...................................................................................20
         10.12    Entire Agreement/Amendments....................................................................20
         10.13    Access to Books and Record.....................................................................20
         10.14    Public Announcements...........................................................................21
         10.15    [RESERVED].....................................................................................21
         10.16    Definitional Provisions........................................................................21
                  (a)      Terms Defined in Appendix.............................................................21
                  (b)      Gender and Number.....................................................................21


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         10.17    Arbitration....................................................................................21
                  (a)      Generally.............................................................................21
                  (b)      Notice of Arbitration.................................................................22
                  (c)      Selection of Arbitrator...............................................................22
                  (d)      Conduct of Arbitration................................................................22
                  (e)      Enforcement...........................................................................22
                  (f)      Expenses..............................................................................22
         10.18    Confidential Information: Seller...............................................................23
         10.19    Confidential Information: Buyer................................................................23
         10.20    Commencement of Certain Pre-Closing Activities.................................................24


                                       iv

                                OPTION AGREEMENT
                                ----------------

                  THIS OPTION AGREEMENT is dated as of May 24, 1994, and is entered into between Kansas City TV 62 Limited Partnership, a Delaware limited partnership ("Seller"), and David D. Smith, J. Duncan Smith, Frederick G. Smith and Robert E. Smith, each, on behalf of an entity to be formed by them
("Buyer"). Other capitalized terms are defined in the Appendix to this AGREEMENT.

                                     RECITAL
                                     -------

                  A. WHEREAS, Seller is the licensee of broadcast television station KSMO- TV, Kansas City, Missouri (the "Station").

                  B. WHEREAS, Seller desires to grant to Buyer an option to acquire the Station Assets described in more detail below, and Buyer desires to be granted such option, all or the terms described below.

                  NOW, THEREFORE, IN CONSIDERATION OF the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the individuals which are parties hereto, on behalf of Buyer, and Seller agree as follows:


                                    ARTICLE I

                                GRANT OF OPTION;
                                ----------------
                              GENERAL TERMS OF SALE
                              ---------------------

                  1.1 Option Grant; Assets Covered. Seller hereby grants to Buyer, and Buyer hereby accepts Seller's grant of, an option (the "Option") to acquire the Station Assets upon the terms and conditions set forth in this AGREEMENT. Upon and subject to the terms and conditions stated in this AGREEMENT, or the Closing Date, Seller, as its interests may appear, shall convey, transfer, and deliver to Buyer, and Buyer shall acquire from Seller, all of Seller's rights in, to and under the assets and properties of Seller, real and personal, tangible and intangible, of every kind and description which are owned and used by Seller in connection with the business and operations of the Station, as a going concern, including, without limitation, rights under contracts and leases, real and personal property, plant and equipment, inventories, intangibles, licenses and goodwill, but excluding all such assets and properties which constitute Excluded Assets. The rights, assets, property, and business of the Seller with respect to the Station to be transferred to Buyer pursuant to this Section 1.1 in connection with the exercise of the Option are referred to as the "Station Assets," and the purchase and sale of the Station Assets pursuant to this AGREEMENT in connection with the exercise of the option is referred to as the "Sale," Subject to Section 1.2, the Station Assets include, without limitation, Seller's rights in, to and under the following, in each case if and to the extent in existence and held by Seller immediately prior to the Closing:



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                             (a)   FCC   Authorizations.    All   licenses   and
         authorizations issued by the FCC to Seller with respect to the Station (the "FCC Authorizations"), and all applications therefor, together with any renewals, extensions, modifications thereof and additions thereto.

                             (b) Tangible Personal Property. All equipment, vehicles, furniture, pictures, transmitting towers, transmitters, office materials and supplies, spare parts and other tangible personal property of every kind and description used in connection with the business and operations of the Station.

                             (c) Real Property. All real property interests held by Seller and all buildings, structures, towers, and improvements thereon used in the business and operations of the Station, and all other rights under any Contracts relating to real property (the "Realty Contracts"); provided that, in the event of destruction of or damage to any such real property interest or any improvement thereon which is not repaired or restored prior to the Closing Date, then at the Closing Seller shall assign to Buyer all of Seller's interest, if any, in the proceeds (the "Proceeds") of any insurance covering such damage or destruction.

                             (d) Agreements for Sale of Time. All orders, agreements and other Contracts for the sale of advertising time
         (including Trades) on the Station (collectively, the "Time Sales Contracts"), to the extent unperformed as of the Closing Date.

                             (e) Program Contracts. All program licenses and other Contracts under which Seller is authorized to broadcast film product or programs on the Station (collectively, the "Program Contracts").

                             (f) Other Contracts. All Contracts relating to the Station to which Seller is a party with respect to the Station (other than any Contract described in Section 1.1(c), 1.1(d) or 1.1(e) hereof) (collectively, the "Other Assumed Contracts"), including the Program Consulting AGREEMENT dated as of the date hereof among Seller and the individuals which are parties hereto, on behalf of an entity to be formed by them.

                             (g) Trade-marks, etc. All trademarks, service marks, trade names, jingles, slogans, logotypes, the goodwill associated with the foregoing, and patents, owned and used by Seller in connection with the business and operations of the station, including, without limitation, all Seller's rights to use the call letters "KSMO-TV" and any related names and phrases in connection with the Station.

                             (h) Programming Copyrights. All program and programming materials and elements of whatever form or nature owned by Seller and used solely in connection with the business and operations of the Station, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to Seller and used in connection with the business and operations of the Station.

                             (i) FCC Records. Subject to Section 10.13, all FCC logs and other compliance records of Seller that relate to the operations of the Station.

                             (j) Files and Records. Subject to Section 10.13, all files and other records of Seller relating solely to the business and operations of the Station prior to the Closing Date, including, without limitation, all books, records, accounts, checks, payment records, tax records (including, without limitation, payroll, unemployment, real estate, and other tax records), and other such similar books and records of Seller, for three (3) fiscal years immediately preceding the Closing Date (collectively, the "Seller's Recent Station Records").

                             (k) Goodwill. All of Seller's goodwill in, and going concern value of, the Station.

                             (l) Prepaid items. All prepaid expenses relating to the Station.

                             (m) Cash. All cash, cash equivalents, and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, marketable and other securities held by Seller.

                             (n) Receivables and Other Claims. All notes and accounts receivable and other receivables of Seller relating to or arising out of the operation of the Station prior to the Closing, all security, insurance, and similar deposits, and all other claims of Seller with respect to transactions or other conduct of the business of the Station prior to the Closing, including, without limitation, claims for tax refunds and claims of Seller under all Contracts with respect to events or the period prior to the Closing.

As used in this AGREEMENT, the terms "Realty Contracts," "Time Sales Contracts," "Program Contracts," and "Other Assumed Contracts" do not include Contracts of any type described above which are Excluded Contracts.

                  1.2 Excluded Assets. There shall be excluded from the Station Assets and, to the extent in existence on the Closing Date, retained by Seller, the following assets (the "Excluded Assets"):

                             (a) Excluded Personal Property. All personal property located at the Boston, Massachusetts headquarters of ABRY Communications and all proceeds thereof, and all tangible personal property retired, disposed of or consumed in the ordinary course of the business of the Station, or as otherwise permitted by this AGREEMENT, between the date of this AGREEMENT and the Closing Date.


                             (b) Insurance. Subject to section 1.1(c), all contracts of insurance and all insurance plans and the assets thereof, together with all rights and claims thereunder.

                             (c) Name. All of Seller' s rights to use the name "ABRY," any variation thereof, or any related logo, name or phrase.

                             (d) Certain Contracts. All Realty Contracts, Time Sales Contracts, Program Contracts and Other Assumed Contracts which expire and are not renewed, or which otherwise terminate, prior to the Closing Date (collectively, the "Excluded Contracts."

                             (e) Corporate Books and Records. Subject to section 10.13, all account books of original entry and other than duplicate copies of those files and records, if any, that are maintained at any executive office of Seller or the off ices of Seller' s parent entities or direct or indirect equity owners, and all materials of Seller which constitute attorney work product or contain information which is protected by attorney-client privilege, wherever located, relating to matters at or prior to the Closing; provided that Seller will provide Buyer access to such work product or privileged information to the extent necessary for Buyer to defend any claim brought against Buyer by a Person which is not, or is not an Affiliate of, a party to this AGREEMENT.

                             (f) Other Books and Records. Subject to Section 10.13, Seller's account books of original entry with respect to the station, and all books, records, accounts, checks, payment records, tax records (including, without limitation, payroll, unemployment, real estate, and other tax records), and other similar books, records, and information of Seller relating to the operation of the business of the Station prior to the Closing Date, excluding the Seller' Recent Station Records.

                             (g) Transaction Documents. All rights of Seller, or any successor to Seller, pursuant to any Transaction Document.

                             (h) Pension Assets, Etc. Pension, profit sharing, retirement, bonus, stock purchase, savings plan and trusts, 401(k) plans, health insurance plans, and the assets thereof, and all other plans, agreements, or understandings to provide employee welfare, pension or other benefits of any kind for any employees (or dependents or related persons of any employees) of Seller.

                  1.3 Option Exercise. In order to exercise the Option, Buyer must deliver to Seller written notice (an "Exercise Notice") of Buyer's intention to do so. Buyer may withdraw respect to any Exercise Notice prior to the Closing by written notice to that effect to Seller. Upon the withdrawal of any Exercise Notice, Buyer shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller in connection with its compliance with Section 5.2 with such Exercise Notice. Nothing contained in this Section 1.3 is intended to prohibit Buyer from subsequently exercising the Option after any such withdrawal.

                  1.4        Liabilities.

                             (a) Release of Certain Liens. At the Closing, the Station Assets shall be sold and conveyed to Buyer free and clear of all Liens securing the repayment of Existing Station Indebtedness (except to the extent it is Assumed Indebtedness).

                             (b)  Assumption  of  Liabilities   Generally.   The
         "Assumed Liabilities" are the Assumed Indebtedness (if any) and all other liabilities and obligations of Seller relating to the operation of the Station or the ownership or operation of the Station Assets, in each case as of the Closing Date, whether contingent or absolute, known or unknown, accrued or not accrued, or matured or unmatured, including all liabilities and obligations pursuant to any Realty Contract, Time Sales Contract, Program Contract or Other Assumed Contract (collectively, the "Assumed Contracts") in effect on the Closing Date, in each case whether or not any Consent of any Person is required in order to permit the assignment of Seller's rights arising under such Contract to Buyer or the assumption of any such liability by Buyer. On the Closing Date, Buyer will assume and agree to pay, satisfy, perform and discharge all Assumed Liabilities. From and after the Closing, Buyer will discharge and reimburse and hold harmless Seller against, and Seller will not be responsible or otherwise liable for, any Assumed Liability. Notwithstanding the foregoing, except as otherwise provided in this Agreement, the "Assumed Liabilities" will not include, and on the Closing Date Buyer shall not assume or thereafter be liable for, any liability or obligation of Seller relating to any Existing Station Indebtedness which is not Assumed Indebtedness (it being understood that all Existing Station Indebtedness which is not Assumed Indebtedness will be satisfied prior to, or contemporaneously with, the Closing), or any duty, obligation, or liability of Seller relating to any pension, 401(k) or other similar plan, agreement, or arrangement provided by Seller to employees of Seller. Existing Station
         Indebtedness is "Assumed Indebtedness" to the extent that Buyer notifies Seller in writing that Buyer will assume such Existing Station Indebtedness in connection with the Closing and Buyer actually so assumes such Existing Station Indebtedness. The revenues, expenses and liabilities of Seller or attributable to the Station and the Station Assets will not be prorated between Buyer and Seller in connection with the Closing.

                             (c) Certain Advances. Buyer acknowledges that, from time to time, ABRY Communications III, L.P., a Delaware limited partnership ("ABRY III"), may advance funds from time to time (up to $1,700,000 in the aggregate) to fund rights payments by Seller pursuant to Seller's Kansas City Royals baseball broadcasting rights agreement, and that interest will accrue on the principal amount of such advances (from the time the proceeds of such advances are used to fund such rights payments) at the rate of 8.5% per annum, compounded annually. Upon the Closing, Buyer shall assume Seller's obligation to repay such advances, together with any accrued and unpaid interest, and will repay such advances (together with such accrued and unpaid interest) in full in cash.


                                   ARTICLE II

                                     CLOSING
                                     -------

                  2.1        Exercise Price.
                             ---------------

                             (a) Payment. In consideration of Seller's performance of this Agreement and the transfer and delivery of the Station Assets to Buyer at the Closing, Buyer will (I) pay to Seller an amount (the "Cash Purchase Price") which is equal to the lesser of (A) the outstanding principal amount of the Existing Station Indebtedness, plus the amount of all unpaid accrued interest thereon and all penalties, indemnities, reimbursements, premiums and other amounts payable in respect thereof, in each case as of the Closing Date and in each case to the extent the same is not Assumed Indebtedness, plus $1.00, and (B) $9,000,000, and (ii) assume the Assumed Liabilities. The Cash Purchase Price shall be paid by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller may designate on or prior to the Closing Date.

                             (b) Allocation of Cash Purchase Price. Buyer and Seller agree that they will allocate the Cash Purchase Price among the Station Assets based on an appraisal which is hereafter approved by Buyer and Seller and which is set forth in a report rendered by a nationally-recognized appraisal firm selected by Buyer and approved by Seller (which approval Seller may not unreasonably withhold or delay), whose fee shall be paid by Buyer. Buyer and Seller will use reasonable efforts to ensure that such report is completed and delivered to Buyer and Seller prior to the Closing Date. Buyer and Seller agree to file (at such times and in such manner as may be required by applicable Legal Requirements) all relevant returns and reports (including, without limitation, Forms 8594, Asset Acquisition Statements, and all income and other tax returns) on the basis of such allocations.

                  2.2 The Closing. Subject to Section 10.1, the closing of the Sale and the assumption of the Assumed Liabilities (the "Assumption"), and the consummation of all related transactions to be consummated and contemporaneously therewith pursuant to this Agreement (collectively, the "Closing"), shall be held after the satisfaction or Seller's waiver in writing of each of the conditions set forth in Article VII, at the offices of Kirkland & Ellis located in New
                                        6

York, New York, and at the time and on the date specified by Buyer in writing to Seller delivered not less than fifteen business days prior to such date, or at such other place and/or at such other time and day as Seller and Buyer may agree in writing. In connection with the Closing, the Seller will enter into non-competition arrangements with respect to the Kansas City ADI in substantially the form of the Non-Competition Agreements entered into by certain investors in ABRY Communications on the date hereof.

                  2.3 Deliveries at Closing. All actions at the Closing shall be deemed to occur simultaneously, and no document or payment to be delivered or made at the Closing shall be deemed to be delivered or made until all such documents and payments are delivered or made to the reasonable satisfaction of Buyer, Seller and their respective counsel.

                             (a) Deliveries by Sellers. At the Closing, Seller shall deliver to Buyer such instruments of conveyance and other customary documentation as shall in form and substance be reasonably satisfactory to Buyer and its counsel in order to effect the Sale, including, without limitation, the following:

                  (1)        one or more  bills of sale  conveying  the  Station
                             Assets;

                  (2) any releases of Liens that are necessary in order to transfer the Station Assets as contemplated by
                             Section 1.4(a);

                  (3) a certified copy of the resolutions or proceedings of Seller (or a Person which is a direct or indirect general partner of Seller) authorizing Seller's consummation of the Sale;

                  (4) a certificate as to the existence and good standing of Seller issued by the Secretary of State of each of the States of Delaware and Missouri, in each case dated on or after the fifth Business Day prior to the Closing Date, certifying as to the qualification of Seller in each such jurisdiction;

                  (5)        a receipt for the Cash Purchase Price;

                  (6) one or more opinions of Seller's counsel or special counsel, each dated the Closing Date, each in form and substance reasonably acceptable to Buyer;

                  (7)        all Consents received by Seller through the Closing
                             Date;

                  (8)        the non-competition  agreement described in Section
                             2.2; and

                  (9)        such  other   documents  as  Buyer  may  reasonably
                             request.

                             (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the Cash Purchase Price as provided in Section 2.1, repay the advance, together with the unpaid accrued interest, described in Section 1.4(c), and deliver such instruments of assumption and other customary documentation as shall in form and substance be reasonably satisfactory to Seller and its counsel in order to effect the Sale and the Assumption, including, without limitation, the following:

                  (1) a certificate of Buyer dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Article VII have been fulfilled;

                  (2) a certified copy of the resolutions or proceedings of Buyer authorizing the consummation of the Sale and the Assumption;

                  (3) a certificate issued by the Secretary of State of each of the States of Missouri and Maryland, in each case dated on or after the fifth Business Day prior to the Closing Date, certifying as to the incorporation and/or qualification of Buyer in each such jurisdiction;

                  (4) one or more opinions of Buyer's counsel or special counsel, each dated the Closing Date, each in form and substance reasonably acceptable to Seller; and

                  (5) such other documents as Seller may reasonably request.


                                   ARTICLE III

                                   [RESERVED]



                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to Seller as follows:

                  4.1 Incorporation. On the Closing Date, Buyer will be a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its purported organization and will be in good standing under the laws of the State of Missouri. On the Closing Date, Buyer will have the corporate or other power and authority to ratify the entry into this Agreement by the individuals which are parties hereto and to consummate the transactions contemplated by this Agreement.

                  4.2  Corporate  Action.  On  the  Closing  Date,  all  actions necessary to be taken by or on the part of Buyer in connection with the consummation of transactions contemplated hereby to be consummated and necessary to make the same effective will have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered on behalf of Buyer and constitutes a valid and binding agreement, enforceable against the individuals which are parties hereto on behalf of Buyer, in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

                  4.3 No Defaults.  On the Closing Date (after  giving effect to all approvals and consents which have been obtained), neither the execution and delivery of this Agreement on behalf of Buyer, nor the consummation by Buyer of the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal
Requirement to which Buyer is subject, or of Buyer's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which Buyer is a party of by which Buyer is bound.

                  4.4 Brokers. There is no broker or finder or other Person who would have any valid claim against Seller for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Buyer or any Affiliate of Buyer (including any individual which is a party hereto).


                                    ARTICLE V

                               COVENANTS OF SELLER
                               -------------------

                  5.1 Covenants of Seller Generally. Seller covenants and agrees that, from the date of this Agreement until the Closing, except as (I) Buyer may otherwise consent (which consent Buyer will not unreasonably withhold or delay upon Seller's request) or (ii) Seller may otherwise be requested by Buyer to act or refrain from acting:

                             (a) Operation in Ordinary Course. From time to time, Seller will use reasonable efforts to carry on its business and operations and keep its books of account, records, and files in the ordinary and usual course, in a manner which is not inconsistent with its past practices, except as may be reasonable in light of circumstances which are then prevailing. Notwithstanding the foregoing, during the term of this Agreement no amount of the $250,000 annual management fee heretofore paid by Seller to ABRY Communications will become payable and Seller will compensate ABRY Communications for time spent in the operation of the Station by ABRY Communications personnel on a per-diem basis. Seller will promptly execute any necessary applications for renewal of FCC Authorizations necessary for the operation of the Station as presently conducted.

                             (b) Restrictions. Seller will not (to the extent the following restrictions are permitted by the FCC and all other applicable Legal Requirements):

                  (1) other than in the ordinary course of business, sell, lease (as lessor), transfer, or agree to sell, lease (as lessor), or transfer any material Station Assets (other than in the ordinary course of its business) without replacement thereof with functionally equivalent or superior assets (provided that nothing set forth in this Agreement shall be deemed to prohibit Seller from paying any amount in respect of any Existing Station Indebtedness, including any interest, penalty, indemnification, reimbursement, premium or other amount relating thereto);

                  (2)        enter  into  any  Trades  which  will  involve  the
                             furnishing of advertising in exchange for merchandise (provided that Seller may perform its obligations and exercise its rights under Trades in effect on the date of this Agreement); or

                  (3) apply to the FCC for any construction permit that would materially restrict the Station's present operations or make any material adverse change in the buildings or leasehold improvements owned by Seller.

                             (c) Organization/Goodwill. Seller shall use reasonable efforts to preserve the business organization of the Station and preserve the goodwill of the Station's suppliers, customers, and others having business relations with it.

                             (d) Access to Facilities, Files, and Records. Buyers' Access Generally. From time to time, at the request of Buyer, Seller shall give or cause to be given to the officers, employees, accountants, counsel, and representatives of Buyer

                  (1) access (in the presence of any representative designated by Seller, at Seller's option), upon reasonable prior notice, during normal business hours, to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories of Seller related to the Station, and

                  (2) all such other information in Seller's possession concerning the affairs of the Station as Buyer may reasonably request,

         provided that the foregoing does not disrupt or interfere with the business and operations of Seller or the Station.

                             (e) Notice of Proceedings. Seller will promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Sale or the Assumption, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Sale or the Assumption, or to nullify or render ineffective this Agreement or the Sale or the Assumption if consummated.

                             (f) Notice of Certain Developments. Seller shall give prompt written notice to Buyer (1) if the Station Assets shall have suffered damage on account of fire, explosion, or other cause of any nature which is sufficient to prevent operation of the Station in any material respect for more than ten (10) consecutive days, (2) if the regular broadcast transmission of the Station in the normal and usual manner in which it heretofore has been operating is interrupted in a material manner for a period of more than ten (10) consecutive days or (3) if Seller receives a National Labor Relations Board union election petition relating to employees of the Station.

                             (g) No Premature Assumption of Control. Nothing contained in this Section 5.1 shall give Buyer any right to control the programming, operations, or any other matter relating to the Station prior to the Closing Date, and Seller shall have complete control of the programming, operations, and all other matters relating to the Station up to the time of the Closing.

                  5.2 Covenants of Seller during Exercise Period. Seller covenants and agrees that, after its receipt of any Exercise Notice and until either the Closing occurs or such Exercise Notice is withdrawn or deemed to be withdrawn pursuant to Section 1.3, in each case at Buyer's expense:

                             (a) Application for Commission Consent. As promptly as practicable, Seller will complete Seller's portion of applications to the FCC requesting the Required FCC Consents, and upon receipt of Buyer's portion of such applications, will promptly file such applications with the FCC jointly with Buyer. Seller will diligently take or cooperate in the taking of all reasonable steps that are necessary, proper, or desirable to expedite the preparation of such applications and their prosecution to a final grant. Seller will promptly provide Buyer with a copy of any pleading, order, or other document served on Seller relating to such applications.

                             (b) Consents. Seller will use reasonable efforts (without being required to make any payment not specifically required by the terms of any licenses, leases, and other contracts) jointly with Buyer to (1) obtain or cause to be obtained prior to the Closing Date all Consents or, in the absence of any Consent, one or more replacement agreements which would be effective on or prior to the Closing and would grant Buyer (after the Closing) substantially the same benefits with respect to the Station as Seller enjoys with respect to the Station immediately prior to the Closing under the replaced Contract(s), and (2) cause each Consent or replacement agreement to become effective as of the Closing Date (whether it is granted or entered into prior to or after the Closing).

                             (c) Consummation of Sale. Subject to the provisions of Article VII and Section 11.1, Seller shall use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Article VII to be fulfilled and cause the Sale and the Assumption to be consummated.

                             (d) Hart-Scott-Rodino. As promptly as practicable, Seller shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the Hart-Scott-Rodino Act in connection with the Sale and the Assumption, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the Sale and the Assumption. Seller will take all reasonable actions, and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Sale and the Assumption.


                                   ARTICLE VI

                               COVENANTS OF BUYER
                               ------------------

                  6.1 Covenants of Buyer Generally. Buyer covenants and agrees that Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Sale or the Assumption, or upon receiving any notice from any governmental department, court, agency, or commission or its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Sale or the Assumption, or to nullify or render ineffective this Agreement or the Sale or the Assumption if consummated.

                  6.2 Covenants of Buyer during Exercise Period. Buyer covenants and agrees that, after it gives any Exercise Notice and unless and until such Exercise Notice is withdrawn or deemed to be withdrawn pursuant to Section 1.3, Buyer will use reasonable efforts (both prior to and after the Closing Date) jointly with Seller to obtain or cause to be obtained prior to the Closing Date all Consents and to execute such assumption instruments as may be required or requested in connection with obtaining any Consent (or, in the alternative, enter into one or more replacement agreements which would be effective on or prior to the Closing and would grant Buyer substantially the same benefits with respect to the Station as Seller enjoys with respect to the Station under the replaced Contract(s) immediately prior to the Closing), so long as such assumption instruments and/or agreements do not alter the original terms and conditions of the Contracts in question in any material respect to the detriment of Buyer (it being understood that Buyer will not seek any modification of any Contract or any agreement or other arrangement between Buyer (or any of its Affiliates) and any other party to a Contract (or any of its Affiliates) so long as any Consent of such other party has not been obtained).


                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                               ON THE CLOSING DATE
                               -------------------


                  The obligation of Seller to consummate the Sale on the Closing Date is, at Seller's option, subject to the fulfillment of the following conditions at or prior to the time of the Closing:

                  7.1        Representations, Warranties, Covenants.
                             ---------------------------------------

                             (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects (except to the extent changes are permitted or contemplated pursuant to this Agreement) both on the date of this Agreement and as if made on and as of the Closing Date; and

                             (b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing (including the delivery of the Cash Purchase Price).

                  7.2        Proceedings.
                             ------------

                             (a) No action or proceeding shall have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the Sale or the Assumption that, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the Sale or the Assumption were consummated, an order to nullify or render ineffective this Agreement or the Sale or the Assumption or for the recovery against Seller of a material amount of damages; and

                             (b)  none  of  the   parties   to  this   Agreement
         (including Buyer) shall have received written notice from any governmental body of (I) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the Sale or the Assumption, or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the Sale or the Assumption, or (ii) the actual commencement of such an investigation which has not been disclosed to Seller prior to the date of this Agreement.

                  7.3 FCC Authorization. The FCC Approval Date shall have occurred and all Required FCC Consents shall be in full force and effect.

                  7.4 Hart-Scott-Rodino. Any applicable waiting period under the Hart-Scott- Rodino Act shall have expired or been terminated.

                  7.5 Other Instruments. Buyer shall have delivered, or shall stand ready to deliver, to Seller such instruments, documents, and certificates as are contemplated by Section 2.3(b).

                  7.6  Existing  Station  Indebtedness.   The  aggregate  amount
necessary to satisfy in full the Existing Station Indebtedness which is not Assumed Indebtedness will not exceed the amount of the Cash Purchase Price.


                                  ARTICLE VIII

                                    REMEDIES
                                    --------

                  8.1 Bulk Sales Indemnity. Buyer and Seller have jointly determined that there will be no attempt to comply with the notice provisions of any bulk sales law which may apply to the purchase and sale of the Station Assets pursuant to this Agreement. Buyer will indemnify and hold Seller harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and expenses, suffered directly or indirectly by Buyer by reason of or arising out of non-compliance with any such bulk sales law.

                  8.2 Limitation of Recourse. In no event will Buyer, after the Closing, be entitled to claim or seek any damages by reason of, or rescission of, or any other remedy in respect of, the Sale or the Assumption or any of the other transactions consummated pursuant to the Transaction Documents, any right of rescission or rights to damages or other remedies which Buyer might otherwise have being hereby expressly waived and any claims or judgments being limited accordingly.

                  8.3 Acknowledgment by Buyer. Buyer has conducted and prior to the Closing will continue to conduct, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Station and the Station Assets. In determining to proceed with the transactions contemplated by this Agreement, Buyer has relied, and will rely, on the covenants of Seller and the results of such independent investigation and verification. BUYER ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY RELATING TO THE PROJECTED, FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OR OPERATIONS, ASSETS OR LIABILITIES RELATING TO THE STATION), EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED BY SELLER. Buyer further acknowledges that as of the date hereof Seller is in default in respect of certain of the Existing Station Indebtedness and that, after the date of this Agreement, any or all of the direct or indirect ownership interests in Seller may be transferred to Persons which may have little or no net worth, and that, after the Closing, at such time as the ultimate owners of Seller may elect, Seller and certain entities related to Seller will be liquidated and dissolved.


                                   ARTICLE IX

                              POST-CLOSING MATTERS
                              --------------------

                  9.1 Corporate Name. Promptly after the Closing Date, Seller shall take such action as is necessary to change its partnership name in its certificate of limited partnership filed with the Secretary of State of the State of Delaware and all other qualifications to do business in all other jurisdictions to a name which does not include, and which is not confusingly similar to, the name "KSMO" or "TV 62." Notwithstanding anything in this Agreement to the contrary, Seller shall be entitled to continue to use its present partnership name until such time as such name change is effective and to the extent necessary to accomplish such name change, and may endorse checks and other instruments and execute agreements, reports, and other documents in such name.

                  9.2        Post-Sale Employee Matters.

                             (a) Post-Closing Employment Generally. Buyer agrees to offer on the Closing Date employment for at least 90 days to each individual who is an employee of Seller with respect to the Station as of the Closing Date (the "Continuing Employees"), which employment shall be at an annual salary which is not less than the annual salary for such employee immediately prior to the Closing Date, and such employment shall include benefits and other terms and conditions, including, without limitation, health, medical, life insurance, vision and disability benefits (effective without any waiting periods and without exclusion for pre-existing conditions) on terms which shall be, for at least 90 days after the Closing Date, substantially equivalent to those which are being provided to such employee immediately prior to the Closing Date by Seller.

                                       (b) Notice to Continuing Employees. Buyer
         agrees that Seller may inform Seller's employees that Buyer has agreed to offer all Continuing Employees employment as provided in this
         Section 9.2.

                                       (c) Responsibility for Termination Costs.
         Buyer will assume and indemnify Seller from and against any and all severance or other liabilities arising out of Seller's termination of the employment of any Continuing Employment (including, without limitation, any liabilities under the WARN Act).


                                    ARTICLE X

                            TERMINATION/MISCELLANEOUS
                            -------------------------

                  10.1 Termination of Agreement Prior to the Closing Date. This Agreement may be terminated at any time on or prior to the Closing as follows:

                             (a) By Seller. By Seller, by written notice (a "Seller Termination Notice") to Buyer at any time after the fifteenth anniversary of the date of this Agreement if (I) the Closing has not occurred on or prior to the date upon which such Seller's Termination Notice is given, and (II) the absence of satisfaction of any of Seller's conditions to closing set forth in Article VII which has not been either satisfied or waived by Seller is not caused solely by a breach by Seller of its obligations under this Agreement.

                             (b) By Buyer. By Buyer, by written notice to Seller, at any time. Neither Buyer nor Seller shall have any liability to the other for costs, expenses, damages (consequential or otherwise), loss of anticipated profits, or otherwise as a result of a termination pursuant to this Section 10.1. The parties hereto agree that time is of the essence with respect to the provisions of this Section 10.1. This
         Article X will survive the termination of this Agreement pursuant to this Section 10.1.

                  10.2 Liabilities Upon Termination. Buyer's sole and exclusive remedy for any failure of performance or compliance by Seller with any covenant or agreement contained in this Agreement prior to the Closing shall be (I) Buyer's right, if any, under applicable law or equitable principles, to seek damages in respect of Buyer's direct out-of-pocket losses or expenses (but not any damages in respect of lost profits or other similar or consequential damages) occasioned by and as a consequence of Seller's breach; and (ii) Buyer's right, if any, under applicable law or equitable principles, to seek specific enforcement or this Agreement against Seller subject to FCC approval and other required approvals; provided that Buyer shall not be entitled to specific performance with respect to the consummation of the Sale unless (A) each condition to closing set forth in
Article VII has been satisfied or waived in writing by Seller or (B) the absence of satisfaction of each such condition to closing which has not been satisfied or waived in writing by Seller is caused solely by a breach by Seller or its obligations under this Agreement.

                  10.3 Expenses. Except as otherwise expressly provided in this Agreement, each of Seller and Buyer shall bear all of its expenses incurred in connection with the transaction contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith (it being understood that Seller may pay such expenses out of the Station Assets and, to the extent not paid prior to the Closing, Seller's obligations to pay such expenses will be Assumed Liabilities).

                  10.4 Assignments. This Agreement shall not be assigned by Seller without the prior written consent of Buyer; provided that after the Closing, Seller may assign its rights pursuant to this Agreement to any other Person in connection with the dissolution, liquidation or winding up or administration of the affairs of such Seller. Upon the formation of Buyer, the rights under this Agreement of the individuals which are parties hereto may be assigned to Buyer, so long as Buyer assumes the obligations of such individuals under this Agreement by executing an instrument which is reasonably satisfactory in form and substance to Seller. Until written evidence of such assignment and assumption is given to Seller, Seller may rely on any act of any one or more of the individuals which are parties hereto as being the act of Buyer and Buyer will be bound by all such acts so relied upon by Seller. After such assignment to, and assumption by, Buyer, Buyer's rights under this Agreement may be assigned by Buyer only with the prior written consent of Seller, said consent not to be unreasonably withheld, except that Buyer may assign its rights and interests hereunder absolutely to one or more directly or indirectly wholly-owned subsidiaries of Sinclair; provided, in each case, that Buyer gives Seller prior written notice of such assignment and provided further that no such assignment shall relieve the assigning Person of any of its obligations or liabilities hereunder. Notwithstanding the foregoing, the parties hereto hereby agree that: (I) the rights of Buyer under this Agreement may be collaterally assigned to The Chase Manhattan Bank, N.A., as agent for certain lenders (in such capacity, the "Agent") to secure obligations owing by Buyer to the Agent and such lenders and (ii) the Agent may transfer such rights pursuant to its exercise of remedies with respect to such collateral security to any other person or entity with the prior written consent of Seller, which consent may not be unreasonably withheld (it being understood and agreed that the Agent shall be a third party beneficiary of the agreement constituted by this sentence). Any attempt to assign this Agreement without first obtaining any consent which is required by this Section 10.4 shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  10.5 Further Assurances. From time to time prior to, at, and after the Closing Date, each party hereto will execute all such instruments and take all such actions as another party hereto, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date, as the case may be, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

                  10.6 Notices. All notices, demands, and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, five (5) days after deposited in the mail, first class postage prepaid, as the case may be, addressed as follows:

                  (a)        If to Seller:

                             c/o ABRY Communications
                             18 Newbury Street
                             Boston, Massachusetts  02216
                             Attn:    Mr. Andrew Banks
                                      Mr. Royce Yudkoff

                             with a copy (which will not constitute
                             notice to Seller) to:
                             --------------------

                             John L. Kuehn
                             Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois  60601

or to such other address and/or with such other copies as Seller may from time to time designate by notice to Buyer (or, prior to the assignment and assumption contemplated by the second sentence of Section 10.4, the individuals which are parties hereto) given in accordance with this Section 10.6.

                  (b)        If to Buyer (or to such individuals):

                             c/o Sinclair Broadcasting Group, Inc.
                             2000 W. 41st Street
                             Baltimore, Maryland  21211
                             Attn:    Mr. David D. Smith

                             with a copy (which will not constitute
                             notice to Buyer or such individuals) to:
                             ----------------------------------------

                             Steven A. Thomas, Esquire
                             Thomas & Libowitz, P.A.
                             The USF&G Tower
                             100 Light Street, Suite 1100
                             Baltimore, Maryland  21202

or to such other address and/or with such other copies as Buyer may from time to time designate by notice to Seller given in accordance with this Section 10.6.

                  10.7 Captions. The captions of Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                  10.8 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND, WITHOUT REFERENCES TO ITS PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

                  10.9 Consent to Jurisdiction, Etc. SUBJECT TO SECTION 10.17, IN THE EVENT OF ANY ACTION OF PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUES OF THE COURTS OF THE STATE OF MARYLAND AND OF ANY FEDERAL COURT LOCATED IN BALTIMORE, MARYLAND IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY IN ACCORDANCE WITH SECTION 10.6. IN THE ALTERNATIVE, IN ITS DISCRETION, ANY OF THE PARTIES HERETO MAY EFFECT SERVICE UPON ANY OTHER PARTY IN ANY OTHER FORM OR MANNER PERMITTED BY LAW.

                  10.10 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the Person waiving compliance. The failure of Buyer or Seller at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver Buyer or Seller of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                  10.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties hereto are not signatory to the same counterpart.

                  10.12 Entire Agreement/Amendments. This Agreement (including the Schedules hereto), the other Transaction Documents and the Confidentiality Agreement dated October 15, 1992 between Buyer and ABRY Communications, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede any and all prior and contemporaneous agreements understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be found thereby.

                  10.13      Access to Books and Records.
                             ----------------------------

                             (a) Buyer shall preserve for not less than five (5) years after the Closing Date all books and records included in the Station Assets. After such five-year period, Buyer will not destroy any books or records relating to the conduct of business of the Station prior to the Closing unless Buyer first offers to transfer such books and records to Seller at no cost to Seller, and if Buyer is requested to do so, Buyer will transfer such books or records to Seller.

                             (b) After the Closing, Seller will not destroy any books or records relating to the conduct of business of the Station prior to the Closing Date unless Seller first offers to transfer such books and records to Buyer at no cost to Buyer, and if Seller is requested to do so, Seller will transfer such books or records to Buyer.

                             (c) At the request of any other party to this Agreement, Buyer and Seller will permit each other (including such other party's officers, employees, accountants, and counsel) any access, upon reasonable prior written notice during normal business hours, to all of its property, accounts, books, contracts, records, accounts payable and receivable, records of employees, FCC logs and other information concerning the affairs or operation of the Station as such other party to this Agreement may reasonably request for any reasonable purpose, and to make extracts or copies from the foregoing at the requesting party's expense.

                  10.14 Public Announcements. Prior to the Closing, neither Buyer (including any individual which is a party hereto) nor Seller shall, except by mutual agreement with the other of them (including agreement as to content, text and method or distribution or release), make any press release or other public announcement or disclosure concerning the transactions contemplated by this Agreement, except as may be required by any Legal Requirement (including, without limitation, filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission; provided that, prior to making any such announcement or disclosure required by any Legal Requirement, to the extent practicable, the disclosing Person gives to Buyer (in the case of a disclosure by Seller) or Seller (in the case of a disclosure by Buyer or any such individual) prior written notice of the context, text and content of the method of distribution or release of, and all other material facts concerning, such disclosure.

                  10.15      [RESERVED]

                  10.16      Definitional Provisions.
                             -----------------------

                             (a) Terms  Defined in  Appendix.  Each  capitalized
term which is used and not otherwise defined in this Agreement has the meaning which is specified for such term in the Appendix which is attached to this Agreement.

                             (b)   Gender  and   Number.   Words  used  in  this
Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

                  10.17      Arbitration.

                             (a)  Generally.  Buyer and  Seller  agree  that the
arbitration procedures described in this Section 10.17 will be the sole and exclusive method of resolving and remedying any claim for indemnification or other remedy arising under this Agreement (collectively, "Disputes"); provided that nothing in this Section 10.17 will prohibit a party from instituting litigation to enforce any Final Arbitration Award. Buyer and Seller agree that, except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"), the arbitration procedures described in this Section 10.17 and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of Maryland from time to time. No Person will be entitled to claim or recover punitive damages in any such proceeding.

                             (b)  Notice  of  Arbitration.  If Buyer  or  Seller
asserts that there exists a Dispute, then such Person (the "Disputing Person") will give the other of them a written notice setting forth the nature of the asserted Dispute. If Buyer and Seller do not resolve any such asserted Dispute prior to the tenth Business Day after such notice is given, then the Disputing Person may commence arbitration pursuant to this Section 10.17 by giving the other of them a written notice to that effect (an "Arbitration Notice"), setting forth any matters which are required to be set forth therein in accordance with the AAA Rules.

                             (c) Selection of Arbitrator.  Buyer and Seller will
attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the twentieth Business Day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

                             (d) Conduct of Arbitration. The arbitration will be
conducted under the AAA Rules, as modified by any written agreement between Buyer and Seller. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or rendered as soon as practicable, and the parties will use reasonable efforts to cause a Final Arbitration Award to occur not later than the sixtieth day after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon Buyer and Seller,, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the arbitrator prejudicing the rights of Buyer or Seller or to correct manifest clerical errors.

                             (e)  Enforcement.  Buyer and  Seller  agree  that a
Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Dispute.

                             (f) Expenses. A prevailing party in any arbitration
proceeding in connection with this Agreement shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to such prevailing party, and the non-prevailing party also will be required to pay all other costs and expenses associated with the arbitration; provided that (1) if an arbitrator is unable to determine that a party is a prevailing party in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (2) if such arbitrator is unable to allocate such costs and expenses and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Buyer and one-half by Seller, and each of them will pay the out-of-pocket expenses incurred by it or on its behalf. As part of any Final Arbitration Award, the arbitrator may designate the prevailing party for purposes of this Section 10.17. Except as provided in the preceding sentences, each party to this Agreement will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

                             10.18 Confidential  Information:  Seller. Until the
Closing Date, Seller shall not use or disclose to any person (except as may be required by Legal Requirement) any confidential information received from any ABRY Buyer or its agents in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement or any other ABRY Agreement. For purposes of this Section 10.18, nothing shall be deemed to be confidential information that: (a) is known to any ABRY Seller at the time of its initial disclosure to any ABRY Seller or any representative or Affiliate of any ABRY Seller; (b) becomes publicly known or available other than through disclosure by any ABRY Seller; (c) is rightfully received by Seller from any Person unrelated to any ABRY Seller (other than any Person engaged by any ABRY Seller in connection with the transactions contemplated by any ABRY Purchase Agreement); or (d) is independently developed by any ABRY Seller. For purposes of this Agreement, any information which Seller or any of its agents obtains or has obtained from any other ABRY Seller or its agents and which such ABRY Seller or agent obtained from any ABRY Buyer or its agent will be deemed to have been obtained by such Seller from an ABRY Buyer.

                  10.19 Confidential Information: Buyer. Until the Closing Date, Buyer (including each individual which is a party hereto) shall not use for its or any other Persons benefit and shall not disclose to any other Person (except as may be required by Legal Requirement) any confidential information (including, without limitation, financial information and information regarding program contracts and revenue) received from any ABRY Seller or its agent or pertaining to any ABRY Seller or any Group Station in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement or any other ABRY Agreement. For purposes of this Section 10.19, nothing shall be deemed to be confidential information that: (a) is known to an ABRY Buyer at the time of its initial disclosure to any ABRY Buyer or any representative or Affiliate of any ABRY Buyer; (b) becomes publicly known or available other than through disclosure by any ABRY Buyer or any Person described in Section 5.1(d)(2); (c) is rightfully received by any ABRY Buyer from an unrelated Person (other than any other ABRY Buyer or any Person engaged by any ABRY Buyer in connection with the transactions contemplated by any ABRY Purchase Agreement); or (d) is independently developed by any ABRY Buyer. Buyer and each individual which is a party hereto agrees to be bound by the obligations of Sinclair pursuant to, and no provision of this Section 10.19 will be deemed to supersede or in any way limit any obligation or right of Sinclair, Buyer or any such individual under, the Confidentiality Agreement dated October 15, 1992 between Sinclair and ABRY Communications which Confidentiality
Agreement will survive the execution and termination of this Agreement. For purposes of this Agreement, any information which Buyer or any such individual or any agent of any of them obtains or has obtained from any other ABRY Buyer or its agents and which such other ABRY Buyer or agent obtained from any ABRY Seller or its agent will be deemed to have been obtained by Sinclair, Buyer or such individual from an ABRY Seller.

                  10.20 Commencement of Certain Pre-Closing Activities. No party shall be required to comply with or otherwise perform its covenants and agreements set forth in Sections 5.2 or 6.2 with respect to any exercise of the Option so long as such party reasonably concludes that it is not likely that the condition set forth in Section 7.6 will be satisfied unless and until the holders of the Existing Station Indebtedness have entered into agreements which will permit the condition set forth in Section 7.6 to be satisfied.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                           KANSAS CITY TV 62 LIMITED PARTNERSHIP

                                           By:  ABRY communications II, L.P.
                                           Its: General Partner

                                              By:  BVC Communications III, Inc.
                                              Its: Managing General Partner


                                               By:
                                                  -----------------

                                               Its:
                                                   -----------------



                                            ---------------------
                                            David D. Smith


                                            ---------------------
                                            J. Duncan Smith


                                            ---------------------
                                            Frederick G. Smith


                                            ---------------------
                                            Robert E. Smith

                                    APPENDIX

         Cross-References. The following is a list of the capitalized terms which are used in this Agreement and the corresponding provision in which each such term is defined:

Term                                                      Provision
- ----                                                      ---------
AAA Rules                                                 Section 10.17(a)
ABRY                                                      Appendix
ABRY Buyer                                                Appendix
ABRY Seller                                               Appendix
Affiliate                                                 Appendix
Arbitration                                               Section 10.17(b)
Assumed Contract                                          Section 1.4(b)
Assumed Indebtedness                                      Section 1.4(b)
Assumed Liabilities                                       Section 1.4(b)
Assumption                                                Section 2.2
BBM                                                       Appendix
Business Day                                              Appendix
Buyer                                                     Preamble
Cash Purchase Price                                       Section 2.1(a)
Chesapeake                                                Appendix
Closing                                                   Section 2.2
Closing Date                                              Appendix
Communications Act                                        Appendix
Consent                                                   Appendix
Continuing Employees                                      Section 9.2
Contract                                                  Appendix
Copley                                                    Appendix
Disputes                                                  Section 10.17(a)
Disputing Person                                          Section 10.17(b)
Exercise Notice                                           Section 1.3
Excluded Assets                                           Section 1.2
Excluded Contracts                                        Section 1.2(e)
Existing Station Indebtedness                             Appendix
FCC                                                       Appendix
FCC Approval Date                                         Appendix
FCC Authorizations                                        Section 1.1(a)
Final Arbitration Award                                   Section 10.17(d)
Group Stations                                            Appendix
Hart-Scott-Rodino Act                                     Appendix
Legal Requirements                                        Appendix
Lien                                                      Appendix
New WCGV                                                  Appendix
New WTTO                                                  Appendix

Option                                                    Section 1.1
Other Assumed Contracts                                   Section 1.1(f)
Person                                                    Appendix
Proceeds                                                  1.1(c)
Program Contracts                                         Section 1.1(e)
Realty Contracts                                          Section 1.1(c)
Required FCC Consent                                      Appendix
Sale                                                      Section 1.1
Seller                                                    Preamble
Seller's Termination Notice                               Section 10.1(a)
Seller's Recent Station Records                           Section 1.1(j)
Sinclair                                                  Appendix
Station Assets                                            Section 1.1
Station                                                   Recital A
Super 18                                                  Appendix
Time Sales Contracts                                      Section 1.1(d)
Trades                                                    Appendix
Transaction Documents                                     Appendix
WARN Act                                                  Appendix
WCGV                                                      Appendix
WNUV                                                      Appendix
WSTR                                                      Appendix
WSTR Purchase Agreement                                   Appendix
WTTO                                                      Appendix

         Additional Defined Terms. In addition, the following capitalized terms have the following meaning when used in this Agreement and the Schedules attached to this Agreement:

         "ABRY" means ABRY Communications, L.P., a Delaware limited partnership.

         "ABRY Buyer" means Sinclair, Buyer (including each individual which is a party hereto), Chesapeake, New WCGV, New WTTO, or any direct or indirect assignee of any of the rights of any of them pursuant to any Transaction Document, or any Affiliate of any of them.

         "ABRY Agreements" means this Agreement and any other agreement which has been or may hereafter be entered into by Seller or its Affiliates and Buyer or its Affiliates with respect to the transfer or operation of any assets relating to any Group Station.

         "ABRY Seller" means ABRY, BBM, BVC, Copley, Seller, Super 18, WCGV, WNUV (prior to the date hereof only), WSTR, WTTO, or any direct or indirect assignee of any of the rights of any of them pursuant to any Transaction Document, or any Affiliate of any of them.

         "BBM" means BBM Partners, L.P., a Delaware limited partnership.

         A "Business Day" means any day other than a Saturday, Sunday or other day upon which banks in New York, New York are not open for business.

         "Chesapeake" means Chesapeake Television, Inc., a Maryland corporation.

         "Closing Date" means the date upon which the Closing occurs.

         "Communications Act" means the Communications Act of 1934, as in effect from time to time.

         With respect to any Contract, a "Consent" means any consent or approval of any Person other than any party to this Agreement which, in accordance with the terms of such Contract, is required to be obtained in order to permit the consummation of the Sale or the Assumption.

         "Contract" means any agreement, lease, arrangement, commitment, or understanding to which Seller with respect to the Station is a party.

         "Copley" means Copley Place Capital Group, a Massachusetts general partnership.

         "Existing Station Indebtedness" at any time means the indebtedness of Seller which is described in Schedule 1.4 attached hereto, plus all unpaid accrued interest thereon and all penalties, indemnities, reimbursements, premiums and other amounts payable in respect thereof, as of such time.

         "FCC" means the Federal Communications Commission or any successor thereto.

         "FCC Approval Date" means the first day upon which each Required FCC Consent is effective.

         "Group Stations" means the Station, broadcast television station WTTO-TV, Birmingham, Alabama, broadcast television station WCGV-TV, Milwaukee, Wisconsin, broadcast television station WVTV-TV, Milwaukee, Wisconsin, broadcast television station WNUV-TV, Baltimore, Maryland, and broadcast television station WSTR-TV, Cincinnati, Ohio.

         "Hart-Scott-Rodino   Act"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as in effect from time to time.

         "Legal   Requirements"   means  the  Communications   Act,  the  rules,
regulations and policies of the FCC, and all other federal state and local laws, rules, regulations, ordinances, judgments, orders and decrees.

         "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

         "New WCGV" means WCGV Inc., a Maryland corporation.

         "New WTTO" means WTTO, Inc., a Maryland corporation.

         A  "Person"   means  any   individual,   partnership,   joint  venture,
corporation, trust, unincorporated association or government or department thereof.

         A "Required FCC Consent" means any action or order by the FCC granting its consent to the assignment to Buyer (or its permitted assignee) pursuant to this Agreement of any FCC Authorization without any condition which in the reasonable judgment of Buyer or Seller is adverse to Buyer or Seller, as the case may be, in any material respect.

         "Sinclair"  means  Sinclair   Broadcasting   Group,  Inc.,  a  Maryland
corporation.

         "Super 18" means Super 18 Television Limited Partnership, a Delaware limited partnership.

         "Trades" means all trade, barer or similar arrangements for the sale of advertising time other than for cash (other than any firm or program barer arrangements and radio barter arrangements) on the Station.

         "Transaction Documents" means this Agreement, the other ABRY Agreements and all other documents executed and delivered in connection therewith, in each case as in effect from time to time.

         "WARN Act" means the federal Worker Adjustment and Retraining Notification Act or any applicable state law or other Legal Requirement regarding termination of employees, in each case, as in effect from time to time.

                                  Schedule 1.4
                                  ------------

                                Outstanding Debt
                              as of March 31, 1994



Kansas City (KSMO)

Philips Credit Corporation                   $ 9,611.007    +   $492,708
                                                                accrued interest
KZKC Television Inc.                         $ 8,000,000  +     $1,747,728
                                                                accrued interest

  Fries                   $      129,645
  Disney                         547,822
  Columbia                     1,494,327
  MCA                          1,141,459
  MGM                          1,013,764
  Paramount                      890,942
  Fox                            571,217
  Warner                       3,020,821
  C.  Burnett                    338,246
  Worldvision                    154,989
  Misc.                          444,496


Total Debt                   $19,851,443

                                    EXHIBIT B
                                    ---------

                             LIENS AND ENCUMBRANCES
                             ----------------------


         Pledge and encumbrance of KSMO Option in favor of The Chase Manhattan Bank (National Association) pursuant to that certain Pledge and Security Agreement dated December 12, 1994 by and between David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith (each individually, as "Obligor" and, collectively, the "Obligors"); and The Chase Manhattan Bank (National Association).


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